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                                                                    EXHIBIT 11-6

                  DTE ENERGY COMPANY AND SUBSIDIARY COMPANIES
                  PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                OF COMMON STOCK

                                                             Year Ended December 31
                                                -----------------------------------------------
                                                  1996                 1995              1994
                                                --------             --------          --------
                                                    (Thousands, except per share amounts)
PRIMARY:
 Net Income .................................   $309,296             $405,914          $390,269
 Weighted average number of common
  shares outstanding (a) ....................    145,120              144,940           146,152
 Earnings per share of Common Stock
  based on weighted average number
  of shares outstanding .....................   $   2.13             $   2.80          $   2.67

FULLY DILUTED:
 Net Income .................................   $309,296             $405,914          $390,269
 Convertible Preferred Stock dividends ......         --                  205               314
                                                --------             --------          --------
                                                $309,296             $406,119          $390,583
                                                ========             ========          ========
 Weighted average number of common
  shares outstanding (a) ....................    145,120              144,940           146,152
 Conversion of convertible Preferred Stock ..         --                  237               324
                                                --------             --------          --------
                                                 145,120              145,177           146,476
                                                ========             ========          ========
 Earnings per share of Common Stock
  assuming conversion of outstanding
  convertible Preferred Stock ...............   $   2.13             $   2.80          $   2.67


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(a) Based on a daily average.